UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2016

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 4, 2016, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its third fiscal quarter ending June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•	Revenues. We present U.S. and total revenues for the company and for our BD Medical segment for the third quarter and first nine months of fiscal year 2016 and fiscal year 2015, and the related revenue growth rates between these periods, after adjusting for a write-down of deferred revenue made in connection with our acquisition of CareFusion Corporation (“CareFusion”) in March 2015 (referred to herein as “adjusted revenues”). This write-down served to lower reported revenues for these periods. We also present international revenues and total company adjusted revenues, and the related revenue growth rates, for the third quarter and first nine months of fiscal year 2016 after eliminating the effect of foreign currency translation. We believe that eliminating the deferred revenue write-down and the impact of currency fluctuations allow investors to better understand the underlying performance of BD and evaluate our performance in comparison to the prior periods.

We also present U.S. and total company adjusted revenues and revenue growth rates for the third quarter of fiscal year 2016 after further adjusting to (i) eliminate the impact of a distribution agreement change relating to our Respiratory Solutions unit, as if it had occurred at the start of our 2015 fiscal year, and (ii) with respect to total company revenues, to eliminate the effect of foreign currency translation. We also show total company revenues for the quarter after further adjusting to eliminate the impact of acquisitions and divestitures (which we refer to as “organic” revenue). We present these adjusted measures of revenue for the quarter because we believe they allow investors to better understand the underlying revenue performance of the company and evaluate it compared to the prior period.

We also present U.S., international and total adjusted revenues, and the related revenue growth rates, for the first nine months of fiscal year 2016, after adjusting for the above-mentioned distribution agreement change and also assuming the acquisition of CareFusion occurred at the start of BD’s 2015 fiscal year (which we refer to as a “comparable basis”). We provide the measures of international and total company revenue after eliminating the effect of foreign currency. We include revenues of CareFusion prior to the completion of our acquisition in these measures because we believe this allows investors to better understand and evaluate the revenue performance of the combined company following the acquisition.

We also present our estimated total company and Medical segment revenue growth rates for fiscal year 2016 after eliminating the impact of foreign currency fluctuations, and also present growth rates on a currency neutral “comparable” basis. We further present estimated total company revenue growth for fiscal year 2016 on an “organic” basis. We believe these measures allow investors to better understand and evaluate our anticipate revenue performance for the year compared to the prior period.

•	Earnings Per Share. We present diluted earnings per share (“EPS”) for the third quarter and first nine months of fiscal years 2015 and 2016, and for the full 2015 fiscal year, after adjusting for purchase accounting adjustments, acquisition-related financing, transaction, integration and restructuring costs, pension settlement charges, an adjustment to the liability for employee termination costs recorded relative to workforce reductions in a prior fiscal year, and litigation charges (and the associated tax impact of these items), and for the dilutive impact of shares issued in the CareFusion acquisition prior to the consolidation of its operating results, as applicable. We believe that adjusting for these items, which are not considered by management to be part of our ordinary operations, allows investors to better understand the underlying operating results of BD for the periods presented and facilitates comparisons between the periods shown. We also show the growth in adjusted EPS for the third quarter and first nine months of fiscal year 2016 compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance for these periods compared to the prior year periods.

We also present our estimated EPS for fiscal year 2016 compared to fiscal year 2015 EPS after eliminating the above-mentioned items from each fiscal year, as applicable, and adjusting for the anticipated impact of foreign currency translation in fiscal year 2016. Management believes that these adjustments allow investors to better evaluate BD’s anticipated underlying performance for fiscal year 2016 in relation to our underlying fiscal year 2015 performance.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis in addition to our GAAP results, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated August 4, 2016, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: August 4, 2016

Exhibit Index

99.1	Press release dated August 4, 2016, which is furnished pursuant to Item 2.02